As filed with the Securities and Exchange Commission on February 2, 2024

Registration No. 333-269156

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ProSomnus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-2978216
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5675 Gibraltar Drive
Pleasanton, California 94588
(844) 537-5337

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Len Liptak
Chief Executive Officer
5675 Gibraltar Drive
Pleasanton, California 94588

(844) 537-5337

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew Hoffman
Austin D. March
Wilson Sonsini Goodrich & Rosati, P.C.
One Market Plaza, Spear Tower, Suite 3300
San Francisco, CA 94105
(415) 947-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On May 30, 2023, ProSomnus, Inc., a Delaware corporation (“ProSomnus,” the “Company,” “we,” “us” or “our”), filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-269156) (as amended, the “Registration Statement”). The Registration Statement was declared effective by the SEC on June 2, 2023.

At the time that the Registration Statement was declared effective, the Registration Statement registered, among other things, 3,179,410 shares of our common stock issuable upon the conversion of our Senior Secured Convertible Notes due 2025 and Subordinated Secured Convertible Notes due 2026 (the “Convertible Note Shares”), the offering of which was registered by the Registration Statement.

This post-effective amendment to Form S-1 on Form S-3 is being filed to (i) convert the Registration Statement into a registration statement on Form S-3 and (ii) remove from registration the Convertible Note Shares covered by the Registration Statement, 230,494 of which have been sold.

No additional securities are being registered under this post-effective amendment and all applicable registration and filing fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 2, 2024

PROSPECTUS

Primary Offering of

Up to 6,512,087 shares of Common Stock Upon the Exercise of Warrants

Secondary Offering of

Up to 9,850,363 Shares of Common Stock

Up to 2,411,848 Warrants

ProSomnus, Inc.

This prospectus relates to the primary issuance by us of up to an aggregate of 6,512,087 shares of our common stock, $0.0001 par value per share (“Common Stock”), which consists of (i) up to 6,512,087 shares of Common Stock issuable upon the exercise of 6,512,087 warrants (the “Public Warrants”), each of which is exercisable at a price of $11.50 per share, (ii) up to an aggregate of 496,941 shares of Common Stock issuable upon the exercise of 496,941 warrants (the “Private Warrants”), each of which is exercisable at a price of $11.50 per share, and (iii) up to 1,914,907 shares of Common Stock issuable upon the exercise of 1,914,907 warrants (the “Convertible Note Warrants” and, collectively with the Public Warrants and the Private Warrants, the “Covered Warrants”), each of which is exercisable at a price of $11.50 per share.

This prospectus also relates to the offer and resale from time to time by the selling securityholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Securityholders”) of (i) up to an aggregate of 9,850,363 shares of Common Stock and (ii) up to an aggregate of 2,411,848 warrants, representing the Private Warrants and the Convertible Note Warrants.

The Selling Securityholders may sell any, all or none of the securities and we do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the date of this prospectus. The Selling Securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock or warrants. We provide more information about such matters in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted under certain agreements between us and the Selling Securityholders. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. See “Use of Proceeds” for more information.

See section entitled “Plan of Distribution” for more information.

Our Common Stock and our Public Warrants are listed on the Nasdaq Global Market and Nasdaq Capital Market, respectively, under the symbols “OSA” and “OSAAW,” respectively. On January 29, 2024, the closing price of our Common Stock was $0.82 and the closing price for our Public Warrants was $0.035.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 5 of this prospectus and “Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on 10-Q that are incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders and their permitted transferees may from time to time sell the securities offered by them described in this prospectus in one or more offerings through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find Additional Information” and “Incorporation by Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. Neither we nor the Selling Securityholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “ProSomnus,” “we,” “our” and “us” refer, collectively, to ProSomnus, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

ProSomnus is the first manufacturer of precision, mass-customized oral appliance therapy devices to treat obstructive sleep apnea, which affects over 74 million Americans and is associated with serious comorbidities, including heart failure, stroke, hypertension, morbid obesity and type 2 diabetes. ProSomnus’s patented devices are a more comfortable and less invasive alternative to continuous positive airway pressure therapy, and lead to more effective and patient-preferred outcomes. With more than 200,000 patients treated, we believe that ProSomnus’s devices are the most prescribed oral appliance devices in the United States.

Corporate Information

Our principal executive office is 5675 Gibraltar Drive, Pleasanton, CA 94588, and our telephone number is (844) 537-5337. Our investor relations website is located at https://investors.prosomnus.com. We make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. These reports and other information are also available, free of charge, at www.sec.gov. Information contained on, or that can be accessed through, the websites referenced in this prospectus are not a part of, or incorporated by reference into, this prospectus.

1

THE OFFERING

Shares of Common Stock Offered by us	6,512,087 shares of Common Stock issuable upon the exercise of Covered Warrants.

Shares of Common Stock Offered by the Selling Securityholders	Up to 9,850,363 shares of Common Stock.

Warrants Offered by the Selling Securityholders	Up to 2,411,848 warrants, consisting of 496,941 Private Warrants and 1,914,907 Convertible Note Warrants.

Exercise Price of the Warrants	$11.50 per share, subject to adjustment as defined herein.

Shares of Common Stock Outstanding Prior to Exercise of All the Covered Warrants as of December 31, 2023	17,388,599 shares.

Shares of Common Stock Outstanding Assuming Exercise of All the Covered Warrants as of December 31, 2023	23,900,686 shares.

Use of Proceeds

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. We could receive up to an aggregate of approximately $74.9 million from the exercise of the Covered Warrants, assuming the exercise in full of all such Covered Warrants for cash.

The likelihood that the Covered Warrant holders will exercise their Covered Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. On January 29, 2024, the closing price of our Common Stock was $0.82 per share. If the market price of our Common Stock continues to be less than the exercise price, it is unlikely that holders will exercise the Covered Warrants, and therefore unlikely that we will receive any proceeds from the exercise of our Covered Warrants in the near future, or at all.

We expect to use any net proceeds from the exercise of the Covered Warrants for general corporate purposes. See “Use of Proceeds.”

Market for Common Stock and Public Warrants	Our Common Stock and our Public Warrants are listed on the Nasdaq Global Market and Nasdaq Capital Market, respectively, under the symbols “OSA” and “OSAAW,” respectively.

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

2

The number of shares of Common Stock outstanding is as of December 31, 2023 and excludes the following, unless otherwise noted;

•	5,889,525 shares of Common Stock reserved for issuance under our 2022 Equity Incentive Plan (the "2022 Equity Incentive Plan"),

•	1,422,851 shares of our Common Stock issuable upon the exercise of outstanding options under the 2022 Equity Incentive Plan, with a weighted average exercise price of $4.61 per share;

•	543,750 shares of our Common Stock issuable upon the vesting of outstanding restricted stock units granted under the 2022 Equity Incentive Plan;

•	the issuance of shares of our Common Stock that may be issuable as dividends in respect of our Series A Preferred Stock;

•	the issuance of 8,228,256 shares of our Common Stock that may be issuable in respect of payments in kind under our convertible notes;

•	9,436,000 shares of our Common Stock issuable upon the exercise of our Series A Preferred Stock;

•	the potential issuance of up to 3,000,000 shares of Common Stock issuable in satisfaction of our earnout obligations from our business combination with Lakeshore Acquisition I Corp. (“Lakeshore”) on December 6, 2022 (the “Business Combination”); and

•	the exercise of warrants to purchase up to 8,228,256 shares of Common Stock exercisable at $1.00 per share or the conversion of the Convertible Notes into up to 19,530,452 shares of Common Stock.

3

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable as of the date of this prospectus, actual results may differ from the projections.

4

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our subsequently filed Quarterly Reports on Form 10-Q that are incorporated herein by reference, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

5

USE OF PROCEEDS

All of the Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. The Company will not receive any of the proceeds from these sales.

The Company will receive up to an aggregate of approximately $74.9 million from the exercise of the Covered Warrants, assuming the exercise in full of all of the Covered Warrants for cash. The Company expects to use any net proceeds from the exercise of such warrants for other general corporate purposes. There is no assurance that the holders of the Covered Warrants will elect to exercise any or all of such warrants.

The likelihood that the Covered Warrant holders will exercise their Covered Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. On January 29, 2024, the closing price of our Common Stock was $0.82 per share. If the market price of our Common Stock continues to be less than the exercise price, it is unlikely the Selling Securityholders will exercise the Covered Warrants, and therefore unlikely that we will receive any proceeds from the exercise of the Covered Warrants in the near future, or at all.

The Selling Securityholders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Securityholders in disposing of their Common Stock. The Company will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants.

6

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the shares of Common Stock, or Private Warrants or Convertible Note Warrants (such Convertible Note Warrants together with the Private Warrants, the “Secondary Warrants”) being offered for resale by this prospectus, which consist of:

●	1,025,000 shares of Common Stock, issued in a private placement pursuant to the terms of separate subscription agreements in connection with the Business Combination;
●	an aggregate of 1,145,218 shares of Common Stock issued as bonus shares to stockholders who entered into agreements not to redeem their shares in connection with the Business Combination;
●	an aggregate of 1,054,390 shares of Common Stock originally issued to RedOne Investment Limited (the “Sponsor”) and its affiliates in connection with the initial public offering of Lakeshore;
●	an aggregate of 613,917 shares of Common Stock issued at $10.00 per share to Craig-Hallum Capital Group LLC (“CH”) and Roth Capital Partners (“Roth”) in satisfaction of fees payable upon Lakeshore’s completion of its initial business combination as a commission pursuant to that certain Business Combination Marketing Agreement, dated June 10, 2021, by and between Lakeshore and CH, and in satisfaction of the placement agent fee payable in connection a private placement in connection with the Business Combination;
●	102,306 shares of Common Stock issued at $10.00 per share to Gordon Pointe Capital, LLC in satisfaction of an advisory fee payable by ProSomnus Holdings, Inc. upon consummation of the Business Combination;
●	an aggregate of 326,713 shares of Common Stock issued as commitment shares in connection with our offering of our convertible notes;
●	1,552 shares and 49 shares of Common Stock issued to former shareholders of ProSomnus Holdings, Inc. valued at $10.00 per share, due to administrative errors in recording the number of shares held by such shareholders prior to the Business Combination;
●	5,581,218 shares of Common Stock received by HealthpointCapital Partners II, LP, our affiliate, as merger consideration in connection with the Business Combination;
●	an aggregate of 496,941 Private Warrants, which were initially issued to the Sponsor;
●	and an aggregate of 1,914,907 Convertible Note Warrants.

The Selling Securityholders may from time to time offer and sell any or all of the shares of Common Stock and Warrants set forth in the table below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock or Warrants after the date of this prospectus.

The following table provides, as of December 31, 2023, information regarding the beneficial ownership of our Common Stock and Warrants of each Selling Securityholder, the number of shares of Common Stock or Warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering, based on information provided by the applicable Selling Securityholder. The immediately following table also sets forth the percentage of Common Stock beneficially owned by a Selling Securityholder after giving effect to the sale by the Selling Securityholder of all securities being offered hereby, based on 17,388,599 shares of Common Stock outstanding as of December 31, 2023. The shares of Common Stock issuable upon exercise of the Covered Warrants are not included in the table below as the table assumes the Covered Warrants are sold in the offering prior to their exercise by the applicable Selling Securityholder. After giving effect to this offering, none of the Selling Securityholders will hold any shares of Common Stock or warrants, except for William S. Johnson who will own 58,326 shares of Common Stock, which represents less than 1% of the outstanding shares of Common Stock after the offering. The following table does not include Public Warrants or the primary issuance of shares of Common Stock underlying the Public Warrants. The following table does not include our convertible notes or the resale of shares of Common Stock issuable upon conversion of our convertible notes.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock or the Covered Warrants. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities in transactions exempt from registration under the Securities Act.

7

The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of December 31, 2023 concerning the Common Stock and the Covered Warrants that may be offered from time to time by each Selling Securityholder with this prospectus. For the purposes of this following table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these shares of Common Stock and the Covered Warrants.

Name of Selling Securityholder	Number of Shares of Common Stock Owned Prior to the Offering	Number of Warrants Owned Prior to the Offering	Maximum Number of Shares of Common Stock To Be Sold Pursuant to this Prospectus	Maximum Number of Warrants To Be Sold Pursuant to this Prospectus
RedOne Investment Limited(1)	386,458	210,669	386,458	210,669
Heather D Rider(2)	9,100	-	9,100	-
Leander Swift Rikkers 2002 Trust	4,550	-	4,550	-
Laura Laing Rikkers 2004 Trust UAD	4,550	-	4,550	-
Cannon Power of Appointment Trust dated August 17, 2010	9,100	-	9,100	-
Geoffrey Swortwood	45,501	-	45,501	-
William S. Johnson(2)(3)	67,426	-	9,100	-
Steven R. Pacelli(2)	18,200	-	18,200	-
Multi-Pass Investments Limited	182,005	-	182,005	-
Sheila Gujrathi	91,002	-	91,002	-
David L. Helfet MD	18,200	-	18,200	-
SMC Holdings II, LP - Class Sleep(4)	188,068	296,456	188,068	296,456
Jane A. Darling	9,100	-	9,100	-
Margaret Onkey	9,100	-	9,100	-
HealthpointCapital Partners II, LP(5)	1,079,021	-	1,079,021	-
HealthpointCapital Partners II, LP(5)	3,269,531	-	3,269,531	-
HealthpointCapital LLC(5)	18,215	-	18,215	-
HealthpointCapital Partners III, LP(5)	1,646,677	-	1,646,677	-
HealthpointCapital Partners, LP(5)	540,220	-	540,220	-
HPT VI Holdings SLP(5)	106,575	-	106,575	-
Kamshad Raiszadeh, M.D.	35,000	-	35,000	-
Jeffrey Rein	7,000	-	7,000	-
Frank Financial 401k PSP FBO Todd Frank	7,000	-	7,000	-
Kevin B. Murphy	10,500	-	10,500	-

8

Wendy Weisshaar	7,000	-	7,000	-
Erika C. Mason	35,000	-	35,000	-
Edward T. Sall MD	7,000	-	7,000	-
Pacific Premier Trust	7,000	-	7,000	-
John E Remmers	7,000	-	7,000	-
Pathfinder Partners, L.P.	14,000	-	14,000	-
Scott Danoff	7,000	-	7,000	-
Eugene Santucci DDS	7,000	-	7,000	-
Suzanne Thai	7,000	-	7,000	-
Martin P. Abelar	7,000	-	7,000	-
Vincent Balsamo Revocable Trust	7,000	-	7,000	-
Christopher Swanson	14,000	-	14,000	-
Global Sleep Solutions Ltd	3,500	-	3,500	-
Jeff Huisman	7,000	-	7,000	-
Polar Multi-Strategy Master Fund	386,872	87,623	386,872	87,623
AIGH Investment Partners, LP	129,967	-	129,967	-
WVP Emerging Manager Onshore Fund, LLC - AIGH Series	33,030	-	33,030	-
WVP Emerging Manager Onshore Fund, LLC - Optimized Equity Series	9,371	-	9,371	-
Cedarview Opportunities Master Fund, LP	25,000	174,531	25,000	174,531
Cetus Capital VI, L.P.	83,333	581,771	83,333	581,771
Nautilus Master Fund, L.P.	25,000	174,531	25,000	174,531
Cohanzick Absolute Return Master Fund	5,582	25,262	5,582	-
RiverPark Strategic Income Fund	33,418	151,260	33,418	-
Destinations Global Fixed Income Opportunities Fund	68,379	309,502	68,379	-
Leaffilter North Holdings Inc.	7,068	31,997	7,068	-
Intrepid Income Fund	-	33,919	-	33,919
Crossingbridge Low Duration High Yield Fund	19,856	73,872	19,856	-
Destinations Low Duration Fixed Income Fund	16,613	61,806	16,613	-
MAZ Partners LP(6)	26,023	13,480	26,023	-
Myda SPAC Select LP(6)	39,037	20,221	39,037	-
CR Financial Holding, Inc.(6)	52,720	24,847	52,720	24,847
Eight Is Awesome LLC(6)	18,451	8,696	18,451	8,696
Jesse Pichel(6)	8,786	4,141	8,786	4,141

9

Robert Louis III Stephenson(6)	8,786	4,141	8,786	4,141
Scott Jonathan Bronson(6)	8,786	4,141	8,786	4,141
AMG Trust(6)	7,908	3,727	7,908	3,727
John Carter Lipman(6)	52,720	24,847	52,720	24,847
Willian Frederick Hartfiel III(6)	15,612	7,358	15,612	7,358
Kevin Patrick Harris(6)	15,612	7,358	15,612	7,358
Steven Lee Dyer(6)	15,612	7,358	15,612	7,358
Donald Ryan Hultstrand(6)	5,884	2,773	5,884	2,773
Yan Wang(6)	58,000	22,000	58,000	22,000
Junrong Xu(6)	23,200	8,800	23,200	-
Zhenzhong Huo(6)	23,200	8,800	23,200	8,800
Zhengjun Jin(6)	23,200	8,800	23,200	8,800
Lan Tan(6)	4,640	1,760	4,640	-
Outpost Capital LLC(6)	17,400	6,600	17,400	6,600
Chen Li(6)	2,900	1,100	2,900	1,100
Jianzhong Lu(6)	2,900	1,100	2,900	1,100
Yan Zhu(6)	5,800	2,200	5,800	2,200
H. David Sherman(6)	11,600	4,400	11,600	4,400
Craig-Hallum Capital Group LLC(7)	478,661	-	-	-
Roth Capital Partners, LLC(7)	135,256	-	135,256	-
Gordon Pointe(8)	102,306	-	102,036	-
Jack Dehaney	1,552	-	1,552	-
W. Bruce Steever	49	-	49	-

*	Represents beneficial ownership of less than 1%.

(1)	RedOne Investment Limited was the sponsor of Lakeshore. Certain officers and directors of Lakeshore may have a pecuniary interest in RedOne Investment Limited.
(2)	This Selling Securityholder is a member of our board of directors.
(3)	After giving effect to this offering, William S. Johnson who will own 58,326 shares of Common Stock, which represents less than 1% of the outstanding shares of Common Stock after the offering.
(4)	Jason Orchard, a member of our Board, is a Managing Partner at entities affiliated with SMC Holdings II, LP – Class Sleep.
(5)	One of our directors, Laing Rikkers, serves on the investment committee at HealthpointCapital, LLC, which manages but does not have beneficial ownership over shares held by HealthpointCapital Partners II, LP and the affiliated Healthpoint Capital funds. Ms. Rikkers disclaims beneficial ownership of shares held by HealthpointCapital Partners II, LP and the affiliated HealthpointCapital funds, except to the extent of any pecuniary interest therein.
(6)	Member of the Sponsor’s ownership group.
(7)	Underwriter for the initial public offering of Class A common stock of our predecessor by merger, Lakeshore Acquisition I, Corp.
(8)	Financial advisor for ProSomnus Holdings, Inc.

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DESCRIPTION OF SECURITIES

The following summary is not intended to be a complete summary of the rights and preferences of our Common Stock and the Secondary Warrants, and is qualified by reference to the amended and restated certificate of incorporation of the Company (the “Charter”), a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and our amended and restated bylaws (our "Bylaws”), a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the Charter and our Bylaws in their entirety for a complete description of the rights and preferences of our securities.

We are a Delaware company and our affairs are governed by our certificate of incorporation, as amended and restated from time to time, and the Delaware General Corporation Law, which we refer to as the “DGCL.” The Charter authorizes the issuance of 151,500,000 shares, consisting of 150,000,000 shares of Common Stock, par value of $0.0001 per share, and 1,500,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

The holders of Common Stock are entitled to one vote for each share held on all matters to be voted on by shareholders and do not have cumulative voting rights. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of Common Stock voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends ratably, if and when declared by the board of directors out of funds legally available therefor.

In the event of a liquidation, dissolution or winding up of our Company, our stockholders will be entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock.

Holders of Common Stock have no conversion, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our Certificate of Incorporation grants our board of directors the authority, without further stockholder authorization, to issue from time to time up to 1,500,000 shares of preferred stock in one or more series and to fix the terms, limitations, voting rights, relative rights and preferences and variations of each series, of which 25,000 have been authorized to our Series A Convertible Preferred Stock (as described below, the “Series A Preferred Stock”).

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of Common Stock, could adversely affect the rights and powers, including voting rights, of the Common Stock and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

Series A Preferred Stock

Each share of Series A Preferred Stock has the powers, designations, preferences and other rights as are set forth in the Certificate of Designations filed by us with the Delaware Secretary of State on September 20, 2023 (the “Certificate of Designations”).

The “Stated Value” per share of Series A Preferred Stock is $1,000, subject to adjustment to preserve such value for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series A Preferred Stock.

The Series A Preferred Stock ranks senior to the Common Stock and any of our other capital stock other than Pari Passu Stock (as defined below) with respect to dividends, distributions and payments upon a Liquidation Event (as defined in the Certificate of Designations); provided, however, that the Series A Preferred Stock shall be of junior rank to any indebtedness by the Company, excluding equity securities and non-convertible preferred stock.

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In the event of a Liquidation Event, holders of Series A Preferred Stock (each, a “Holder” and, collectively, the “Holders”) shall be entitled to receive in cash out of our assets legally available therefor (the “Liquidation Funds”) upon such Liquidation Event, but before any amount shall be paid to the holders of Junior Stock (as defined in the Certificate of Designations), an amount in cash per share of Series A Preferred Stock equal to the greater of: (i) 150% of the Stated Value and (ii) the value of the per share consideration paid to the holders of the Common Stock in the Liquidation Event as if the Series A Preferred Stock held by such Holder had been converted prior to the Liquidation Event; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company, if any, that are of equal rank with the Series A Preferred Stock as to payments of Liquidation Funds (such stock being referred to hereinafter collectively as “Pari Passu Stock”), if any, then the Holders and the holders of any such Pari Passu Stock shall share ratably in any distribution of the Liquidation Funds in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to the shares of Series A Preferred Stock and Pari Passu Stock were paid in full. In addition, to the extent any Liquidation Funds remain following payment of the liquidation preference on the Series A Preferred Stock and any other payments that rank senior to payments on the Common Stock, each Holder shall be entitled to its pro rata portion of the remaining Liquidation Funds payable to the holders of the Common Stock in respect of any accrued but unpaid dividends on the Series A Preferred Stock as if any such accrued but unpaid dividends had been paid out in Common Stock immediately prior to the Liquidation Event.

From and after March 15, 2024 (the “Initial Dividend Date”), we shall pay the following dividends semi-annually on March 15 and September 15 of each year (or, if such day is not a business day, on the first business day following such date) to the Holders of record as they appear on our books on March 1 and September 1, respectively (even if such day is not a business day) (the “Dividend Record Date”): dividends per share of Series A Preferred Stock held on the applicable Dividend Record Date in arrears for the prior six-month period (except for the dividend to be paid on the Initial Dividend Date, which shall be paid in arrears for the period from September 20, 2023 through the Initial Dividend Date), payable as the number of shares of Common Stock (collectively, the “PIK Shares”) equal to the Stated Value of each such share of Series A Preferred Stock multiplied by the dividend rate of 8.0% per annum and divided by $1.00, computed on the basis of a 360-day year and twelve 30-day months.

Each Holder shall have the right, at such Holder’s option, subject to the conversion procedures and the limitations on conversion set forth of the Certificate of Designations, to convert any or all of its shares of Series A Preferred Stock at any time into the number of fully paid, validly issued and nonassessable shares of Common Stock equal to the sum of (i) the quotient of the Stated Value of the shares of Series A Preferred Stock to be converted divided by the Conversion Rate (as defined below) and (ii) any PIK Shares accrued, but not yet issued with respect to such shares of Series A Preferred Stock being converted (the “Conversion Price”). No fractional shares of Common Stock are to be issued upon the conversion of any Series A Preferred Stock, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The “Conversion Rate” shall initially be $1.00 and shall be subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of certain issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Conversion Price.

Subject to certain conditions, the Series A Preferred Stock will automatically convert into shares of Common Stock as follows: (i) 50% of the issued and outstanding Series A Preferred Stock held by each Holder will, subject to the conversion procedures set forth in the Certificate of Designations, automatically convert into shares of Common Stock if, at any time after the applicable issuance date, the VWAP (as defined in the Certificate of Designations) per share of Common Stock is greater than $4.50 per share for each of at least twenty (20) trading days in any period of thirty (30) consecutive trading days (such thirty (30) consecutive trading day period, the “Trading Period”) and (ii) the remaining issued and outstanding Series A Preferred Stock will convert into shares of Common Stock if the VWAP per share of Common Stock is greater than $6.00 per share for each of at least twenty (20) trading day in any Trading Period.

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Upon the occurrence of any transaction or series of related transactions pursuant to which we effect (i) any merger or consolidation of the Company where the Company is not the surviving entity, (ii) any sale of all or substantially all of our assets, or (iii) any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each a “Fundamental Transaction”), we shall purchase from each Holder, out of funds legally available therefor, all shares of Series A Preferred Stock held by such Holder (a “Fundamental Transaction Repurchase”) for a purchase price per each such share of Series A Preferred Stock, payable in cash, equal to the greatest of (i) 150% of the Stated Value of such share of Series A Preferred Stock, (ii) the Stated Value of such share of Series A Preferred Stock, plus, to the extent holders of the Common Stock will receive cash consideration in exchange for their shares of Common Stock in any Fundamental Transaction, cash consideration equal to the value of any accrued but unpaid dividends, and (iii) the value of the per share consideration paid to the holders of the Common Stock in the Fundamental Transaction as if the Series A Preferred Stock held by such Holder had been converted prior to the Fundamental Transaction and accrued and unpaid dividends had been issued on the date of the Fundamental Transaction Repurchase. To the extent holders of the Common Stock will receive shares of Common Stock or capital stock of any successor entity in any Fundamental Transaction, we shall, as applicable, issue Common Stock or use commercially reasonable efforts to cause any successor entity to issue securities in the successor entity of equivalent value to the value of any accrued but unpaid dividends less any cash consideration paid in respect of accrued but unpaid dividends.

Each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such Holder’s Series A Preferred Stock would be convertible on the record date for the vote or consent of stockholders at a conversion price of $1.04 per share of Common Stock rounded to the nearest whole share (subject to the limitations on conversion set forth in the Certificate of Designations), and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock to the fullest extent permitted by applicable law, including, for the avoidance of doubt, with respect to the election of our directors.

At any time when shares of Series A Preferred Stock are outstanding, certain matters will require the approval of the majority of the outstanding Series A Preferred Stock, voting as a separate class, including (i) amending, altering or changing the powers, privileges or preferences of the Series A Preferred Stock, (ii) amending, altering or repealing any provision of our Certificate of Incorporation, the Certificate of Designations or our Bylaws in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock, (iii) (a) reclassifying, altering or amending any existing security of ours that is pari passu with or junior to the Series A Preferred Stock, if such reclassification, alteration or amendment would render such other security senior to or pari passu with, respectively, the Series A Preferred Stock or (b) reclassifying, altering or amending any existing security of ours that is pari passu with or junior to the Series A Preferred Stock, if such reclassification, alteration or amendment would render such other security senior to or pari passu with, respectively, the Series A Preferred Stock, or (iv) purchasing or redeeming (or permitting any subsidiary to purchase or redeem) or paying or declaring any dividend or making any distribution on any shares of our capital stock while any dividend in respect of the Series A Preferred Stock is unpaid and accrued.

Transfer Agent

The transfer agent and registrar for our securities is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law and Our Charter

We have certain anti-takeover provisions in place as follows:

Staggered board of directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.

Directors may be removed only for cause and only by the affirmative vote of at least 75% of the total voting power of all the then outstanding shares of our stock entitled to vote generally in the election of directors, voting together as a single class (other than those directors elected by the holders of any series of Preferred Stock, who shall be removed pursuant to the terms of such Preferred Stock).

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Authorized but unissued shares

Our authorized but unissued Common Stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise.

Appointment of directors

Our Certificate of Incorporation provides that newly created directorships (including those created by the board) or any vacancy on the board of directors may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. The exercise of this authority may prevent stockholders from being able to fill vacancies on our board of directors.

Special meeting of stockholders

Our Bylaws provide that special meetings of stockholders may be called only at the direction of our board of directors. The existence of this provision could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

Advance notice requirements for stockholder proposals and director nominations

Our Bylaws provide that stockholders of record seeking to bring business before our special meeting of stockholders, or to nominate candidates for election as directors at our special meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the secretary at our principal executive offices not later than the 60th day nor earlier than 90th day prior to the meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders.

Stockholder action by written consent

Our Certificate of Incorporation and Bylaws provide that any action required or permitted to be a taken by stockholders must be taken at a duly called annual or special meeting of stockholders and may not be effected by written consent.

Supermajority voting requirements

Our Certificate of Incorporation requires the affirmative vote of holders of at least 75% of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, to amend certain provisions of our Certificate of Incorporation, which may inhibit the ability of an acquiror to effect such amendments to facilitate an unsolicited takeover attempt.

Exclusive forum selection

Our Certificate of Incorporation requires that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee of us to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws (as either may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or Bylaws (including any right, obligation, or remedy thereunder), (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware or (vi) any action asserting a claim against us governed by the internal affairs doctrine against us or any director, officer, or other employee. These provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Securities Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. To the fullest extent permitted by law, claims made under the Securities Act must be brought in federal district court. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

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The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws, a court could find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable. If that were the case, because stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder, it would allow stockholders to bring claims for breach of these provisions in any appropriate forum.

Although we believe this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Section 203 of the Delaware General Corporation Law

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of our company.

Limitation on Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.

We have purchased and intend to maintain director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to the combined company, including matters arising under the Securities Act. Our Certificate of Incorporation and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our Bylaws further provide that we will indemnify any other person whom we have the power to indemnify under Delaware law. In addition, we have entered or will enter into customary indemnification agreements with each of our officers and directors.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling the combined company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Secondary Warrants

The Private Placement Warrants were issued to the Sponsor prior to Lakeshore’s initial public offering, and each of the Convertible Note Warrants was issued in connection with the closing of the offering of our convertible notes to a purchaser of our convertible notes, which closing occurred in connection with the closing of the Business Combination. Each Secondary Warrant entitles the holder thereof the purchase one share of Common Stock at a price of $11.50 per whole share. The Secondary Warrants will expire on November 11, 2027 at 5:00 p.m., Eastern Standard Time.

We may redeem the outstanding Secondary Warrants, in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the Secondary Warrants are exercisable,
•	upon a minimum of 30 days’ prior written notice of redemption,
•	if, and only if, the last sales price of Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption, and
•	if, and only if, there is a current registration statement in effect with respect to the Common Stock underlying the Secondary Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its Secondary Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 trigger price as well as the $11.50 warrant exercise price per whole share after the redemption notice is issued and not limit our ability to complete the redemption.

If we call the Secondary Warrants for redemption as described above, our management will have the option to require all warrant holders that wish to exercise Secondary Warrants to do so on a “cashless basis.” In such event, each warrant holder would pay the exercise price by surrendering the whole Secondary Warrant for that number of Common Stock equal to the quotient obtained by dividing (x) the product of the number of Common Stock underlying the Secondary Warrants, multiplied by the difference between the exercise price of the Secondary Warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders.

The Secondary Warrants were issued under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us (the “Secondary Warrant Agreement”). The Secondary Warrant Agreement provides that the terms of the Secondary Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Secondary Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the Secondary Warrants may be adjusted in certain circumstances including in the event of a share capitalizations, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Secondary Warrants will not be adjusted for issuances of Common Stock at a price below their respective exercise prices.

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The Secondary Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Secondary Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Secondary Warrants and receive Common Stock. After the issuance of Common Stock upon exercise of the Secondary Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no Secondary Warrants will be exercisable and we will not be obligated to issue Common Stock unless at the time a holder seeks to exercise such warrant a prospectus relating to the shares of Common Stock issuable upon exercise of the Secondary Warrants is current. Under the terms of the Secondary Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Common Stock issuable upon exercise of the Secondary Warrants until the expiration of the Secondary Warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Common Stock issuable upon exercise of the Secondary Warrants, holders will be unable to exercise their Secondary Warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the Common Stock issuable upon the exercise of the Secondary Warrants is not current or if the Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Secondary Warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the Secondary Warrants may have no value, the market for the Secondary Warrants may be limited and the Secondary Warrants may expire worthless.

Secondary Warrant holders may elect to be subject to a restriction on the exercise of their Secondary Warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their Secondary Warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the Common Stock issued and outstanding.

No fractional shares will be issued upon exercise of the Secondary Warrants. If, upon exercise of the Secondary Warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share capitalizations payable in shares of Common Stock, or by a split of the Common Stock or other similar event), we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

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PLAN OF DISTRIBUTION

This prospectus relates to the primary issuance by us of up to an aggregate of 6,512,087 shares of Common Stock, which consists of (i) up to 6,512,087 shares of Common Stock issuable upon the exercise of the Public Warrants, each of which is exercisable at a price of $11.50 per share, (ii) up to an aggregate of 496,941 shares of Common Stock issuable upon the exercise of the Private Warrants, each of which is exercisable at a price of $11.50 per share, and (iii) up to 1,914,907 shares of Common Stock issuable upon the exercise of the Convertible Note Warrants, each of which is exercisable at a price of $11.50 per share.

This prospectus also relates to the offer and resale from time to time by the Selling Securityholders of (i) up to an aggregate of 9,850,363 shares of Common Stock and (ii) up to an aggregate of 2,411,848 warrants, representing the Private Warrants and the Convertible Note Warrants (such Common Stock and warrants, together with the Common Stock issuable upon the exercise of the Private Warrants, the “Securities”).

We will not receive any of the proceeds from such sales of the shares of our Common Stock, except with respect to amounts received by us upon the exercise of the Covered Warrants. We could receive up to an aggregate of approximately $74.9 million from the exercise of the Covered Warrants, assuming the exercise in full of such warrants for cash at a price of $11.50 per share. The likelihood that holders of Covered Warrants will exercise and any cash proceeds that we would receive is dependent upon the market price of our Common Stock.

If the market price for our Common Stock continues to be less than $1.00 per share, we believe holders of Secondary Warrants will be unlikely to exercise such warrants. The aggregate proceeds to the Selling Securityholders from the sale of any Securities will be the purchase price of the Securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Securities covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Securities to be made directly or through agents.

•	The securities offered by this prospectus may be sold from time to time to purchasers:
•	directly by the Selling Securityholders;
•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Securities; or
•	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

The Securities may be sold in one or more transactions at:

•	fixed prices;
•	prevailing market prices at the time of sale;
•	prices related to such prevailing market prices;
•	varying prices determined at the time of sale; or

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•	negotiated prices.

These sales may be effected in one or more of the following transactions:

•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	settlement of short sales entered into after the date of this prospectus;
•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents in privately negotiated transactions;
•	in options or other hedging transactions, whether through an options exchange or otherwise;
•	in distributions to members, limited partners or stockholders of Selling Securityholders;
•	any other method permitted by applicable law;
•	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, including the Nasdaq;
•	in the over-the-counter market;
•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•	any other method permitted by applicable law; or
•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with distributions of the Securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Securities in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the Securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the Securities short and redeliver the Securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge the Securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge the Securities to a financial institution or other third party that in turn may sell the Securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the Securities under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Securities by other means not described in this prospectus. In addition, any Securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of the Securities owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of the Securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Washington, D.C. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of ProSomnus, Inc. as of and for the year ended December 31, 2022 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of ProSomnus, Inc. as of December 31, 2021 and for the year ended December 31, 2021 have been audited by SingerLewak LLP, an independent registered public accounting firm, as stated in their report thereon and incorporated by reference into this prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at prosomnus.com. Information accessible on or through any website listed herein is not incorporated by reference a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

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INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished rather than filed), from and after the date on which the registration statement of which this prospectus forms a part is initially filed with the SEC and prior to the effectiveness of such registration statement, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 14, 2023;
•	the portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference into our Annual Report on Form 10-K, filed with the SEC on April 27, 2023;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 15, 2023, August 9, 2023 and November 14, 2023, respectively;
•	our Current Reports on Form 8-K and 8-K/A filed with the SEC on March 1, 2023, March 1, 2023, May 26, 2023, June 9, 2023, June 23, 2023, June 30, 2023, July 28, 2023, August 18, 2023, September 21, 2023, October 12, 2023, October 19, 2023, November 7, 2023, and December 11, 2023, respectively.
•	the description of our Common Stock contained in our registration statement on Form 8-A (Commission File No. 001-41567), filed with the SEC on December 6, 2022, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

ProSomnus, Inc.
5675 Gibraltar Dr.

Pleasanton, CA 94588
(844) 537-5337

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth fees and expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than discounts and commissions to be paid to agents or underwriters. All amounts shown are estimates except for the Securities and Exchange Commission (the “SEC”) registration fee.

	Amount to be Paid
SEC registration fee	$16,466	(1)
Legal fees and expenses	*
Accounting fees and expenses	*
Financial printing and miscellaneous	*

Total	$16,466

*	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time

(1)	Previously paid.

Item 15.	Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

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The Charter contains provisions limiting the liability of the members of the Company’s board of directors, and the Company’s amended and restated bylaws provide that the Company will indemnify each of the members of the Company’s board of directors and officers to the fullest extent permitted under Delaware law. the Company’s bylaws will also provide the board of directors with discretion to indemnify employees, agents, officers, directors, members, managers, and partners of the Company.

The Company has entered into or expects to enter into indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements will provide that the Company will indemnify each of its directors and executive officers and such other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of the Company’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Charter and the Company’s amended and restated bylaws. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by its directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

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Item 16.	Exhibits

Exhibit Number	Description
2.1†	Merger Agreement dated May 9, 2022 (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Lakeshore with the SEC on May 10, 2022).
3.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 filed with the SEC on December 11, 2023).
3.2	Amended and Restated Bylaws of ProSomnus, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on December 13, 2022).
3.3	Certificate of Designations (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2023).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 13, 2022).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form S-1/A filed by Lakeshore with the SEC on April 22, 2021).
4.3	Warrant Agreement, dated June 10, 2021, by and between Continental Stock Transfer & Trust Company and Lakeshore (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Lakeshore with the SEC on June 16, 2021).
4.4	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2023).
4.5	Indenture for Senior Secured Convertible Notes due 2025, dated December 6, 2022 by and between ProSomnus, Inc., ProSomnus Holdings, Inc. and ProSomnus Sleep Technologies, as guarantors, and Wilmington Trust, National Association, as trustee and collateral agent (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on December 13, 2022).
4.6	First Supplemental Indenture, dated as of June 29, 2023, by and among ProSomnus, Inc., ProSomnus Holdings, Inc. and ProSomnus Sleep Technologies, Inc., as guarantors, and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2023).
4.7	Second Supplemental Indenture, dated as of September 20, 2023, by and among ProSomnus, Inc., ProSomnus Holdings, Inc. and ProSomnus Sleep Technologies, Inc., as guarantors, and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2023).
4.8	Indenture for Subordinated Secured Convertible Notes due 2026, dated December 6, 2022 by and between ProSomnus, Inc., ProSomnus Holdings, Inc. and ProSomnus Sleep Technologies, as guarantors, and Wilmington Trust, National Association, as trustee and collateral agent (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed with the SEC on December 13, 2022).
4.9	First Supplemental Indenture, dated as of June 29, 2023, by and among ProSomnus, Inc., ProSomnus Holdings, Inc. and ProSomnus Sleep Technologies, Inc., as guarantors, and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on June 30, 2023).
4.10	Second Supplemental Indenture, dated as of September 20, 2023, by and among ProSomnus, Inc., ProSomnus Holdings, Inc. and ProSomnus Sleep Technologies, Inc., as guarantors, and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2023).
4.11	Indenture, dated as of October 11, 2023, by and among ProSomnus, Inc., ProSomnus Holdings, Inc. and ProSomnus Sleep Technologies, Inc., as guarantors, and Wilmington Trust, National Association, as trustee and collateral agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2023).
4.12	Form of Senior Secured Convertible Exchange Note due December 6, 2025 (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2023).

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4.13	Indenture, dated as of October 11, 2023, by and among ProSomnus, Inc., ProSomnus Holdings, Inc. and ProSomnus Sleep Technologies, Inc., as guarantors, and Wilmington Trust, National Association, as trustee and collateral agent (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2023).
4.14	Form of Subordinated Secured Convertible Exchange Note due April 6, 2026 (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2023).
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP (incorporated by reference to Exhibit 5.1 of the Company's Registration Statement on Form S-1/A filed with the SEC on February 10, 2023).
23.1*	Consent of Marcum LLP.
23.2*	Consent of SingerLewak LLP.
23.3	Consent of Nelson Mullins Riley & Scarborough LLP (incorporated by reference to Exhibit 23.3 (included in Exhibit 5.1) of the Company's Registration Statement on Form S-1/A filed with the SEC on February 10, 2023).
24.1	Powers of Attorney for Leonard Liptak, Brian Dow, Laing Rikkers, Leonard Hedge, William Johnson, Jason Orchard, Steven Pacelli and Heather Rider (included on page II-7 of the Company’s Registration Statement on Form S-1 filed with the SEC on January 9, 2023).
107*	Filing Fee Table

†	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
*	Filed herewith.

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Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on February 2, 2024.

ProSomnus, Inc.

By:	/s/ Leonard Liptak
Name: Leonard Liptak
Title: Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Leonard Liptak	Chief Executive Officer and Director (Principal Executive Officer)	February 2, 2024
Leonard Liptak
/s/ Brian Dow	Chief Financial Officer (Principal Financial and Accounting Officer)	February 2, 2024
Brian Dow

*	Chair and Director	February 2, 2024
Laing Rikkers

*	Director	February 2, 2024
Leonard Hedge

*	Director	February 2, 2024
William Johnson

*	Director	February 2, 2024
Jason Orchard

*	Director	February 2, 2024
Steven Pacelli

*	Director	February 2, 2024
Heather Rider

*By:	/s/ Brian Dow
Brian Dow
Attorney-in-Fact

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